Exhibit H

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Common Stock

Underwriting Agreement

JMP Securities LLC,

As representative of the several Underwriters

named in Schedule I hereto,

600 Montgomery Street, Suite 1100,

San Francisco, California 94111-2713

Ladies and Gentlemen:

Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of                      shares (the “Firm Shares”) and, at the election of the Underwriters, up to                      additional shares (the “Optional Shares”) of Common Stock, par value $0.001 per share (the “Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested JMP Securities LLC to administer a directed share program (the “Directed Share Program”) under which up to                      Firm Shares of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by JMP Securities LLC at the initial public offering price to the Company’s officers, directors, employees and certain other parties related to the Company as designated by the Company (collectively, the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied JMP Securities LLC with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form N-2 (File No. 333-122950) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to each of JMP Securities LLC (the “Representative”), and, excluding exhibits thereto, to the Representative for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 497(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 497(h) under the Act, is hereinafter called the “Prospectus”;

(b)    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(c)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d)    There are no agreements, contracts, indentures, leases or other instruments that are required to be discussed in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the Act;

(e)    The Company has the authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, or under any agreement to which the Company is a party; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as disclosed in the Prospectus and as contemplated by this Agreement or the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(f)    The Company (i) is duly organized and validly existing under the laws of the state of its organization, with full power and authority to own its properties and conduct its business as described in the Prospectus, and (ii) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(g)    Except as set forth on Schedule 1(g), the Company and each of its subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases real property or maintains an office and in which such qualification or licensing is necessary, except to the extent that the failure, individually or in the aggregate, to be so qualified or licensed is not reasonably likely to result in a material adverse effect on the operations, business, prospects, condition (financial or otherwise), results of operations or property of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(h)    the Company has no real property, and has good title to all personal property represented to be owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not, individually or in the aggregate, material to the Company and do not interfere with the use made or proposed to be made of such property and buildings or material personal property by the Company;

(i)    The Company, subject to the Registration Statement having been declared effective and the filing of the Prospectus, has taken all required action under the Act to make the public offering and consummate the sale of the Shares as contemplated by this Agreement;

(j)    The Company and each of its subsidiaries owns or possesses such licenses or other rights to use all material trademarks, service marks, trade names, copyrights, software licenses, and trade secrets (collectively “Intangibles”), presently employed by it in connection with the operation of the business now operated by the Company or its subsidiaries, as the case may be, and neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and the Company, does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which is reasonably likely to result in a Material Adverse Effect;

(k)    Neither the Company nor any of its subsidiaries is in violation, nor have they received notice of any violation with respect to, any material environmental, safety or similar law applicable to the business of the Company or its subsidiaries, as the case may be; the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their business, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except for any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which is not reasonably likely to result in a Material Adverse Effect;

(l)    Neither the Company nor any of its subsidiaries is in material violation of nor have they received notice of any material violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, except for such violations which are not reasonably likely to result in a Material Adverse Effect;

(m)    The Company and each of its subsidiaries is in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” (as defined in Section 3(3) of ERISA) is in compliance in all respects with all presently applicable provisions of the Code, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries (A) has never established, maintained, or contributed to a “defined benefit plan” as defined in Section 3(35) of ERISA, (B) does not have any obligations for health benefits or life insurance benefits for any employee after termination of employment, except as required by Section 4980B of the Code, or (C) has not incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” (as defined in Section 3(3) of ERISA) or Sections 412, 4971, 4975 or 4980B of the Code, except in each case as would not reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;

(n)    Except as set forth on Schedule 1(n), the Company and each of its subsidiaries have all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke any license, authorization, consent or approval or requiring the Company or its subsidiaries, as the case may be, to enter into or consent to the issuance of a cease and desist order, injunction formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which would be reasonably likely to result in a Material Adverse Effect;

(o)    The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the compliance with all of the provisions of this Agreement and consummation of the transactions contemplated hereby do not and will not cause a breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or bylaws, any applicable law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations promulgated thereunder), or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or their properties are bound or affected except for such breaches or defaults which are not reasonably likely to result in a Material Adverse Effect;

(p)    There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which is reasonably likely to result in a judgment, decree or order having a Material Adverse Effect;

(q)    Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has sustained since the latest date of audited financial statements included in the Prospectus any Material Adverse Effect or any development that would reasonably be expected to have such an effect, whether or not arising in the ordinary course of business; and, except as set forth in the Prospectus, since the latest date of the audited financial statements included in the Prospectus there has not been, (i) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for such as relates to the exercise and/or cancellation of the Company’s one-year and five-year warrants in the manner contemplated in the Prospectus; (ii) any purchase by the Company of any of its outstanding capital stock or (iii) any change in the capital stock (except as may result from the exercise of any currently outstanding convertible securities, long-term debt or, outside of the ordinary course of business, short-term debt of the Company or any of its subsidiaries;

(r)    The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized by the Company and, when issued by the Company and delivered against payment therefor as contemplated by this Agreement, will be duly and validly issued, fully paid and non-assessable. Except as disclosed in the Prospectus, the issuance and sale of the Shares are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise;

(s)    This Agreement has been duly authorized, executed and delivered by the Company.

(t)    The Shares, the articles of incorporation (including any articles supplementary) of the Company and the bylaws of the Company, conform in all material respects to the description thereof contained in the Prospectus;

(u)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, court, arbitrator, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its issuance, sale and delivery of the Shares other than (A) registration of the Shares under the Act, (B) such as have been obtained or made, or will have been obtained or made at such Time of Delivery, and (C) any necessary or advisable qualification (which the Underwriters shall request) under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by Underwriters;

(v)    The Company has elected to be regulated as a “business development company” under the Investment Company Act, and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission;

(w)    The Company’s current business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies;

(x)    Except as disclosed in the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company;

(y)    The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the subsidiaries and the operations of each of the subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company;

(z)    Except as set forth in the Prospectus, there are no persons with registration or other similar rights to have any securities registered by the Company under the Act;

(aa)    Except with respect to matters regarding the qualification of the Shares under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, the Company has not relied upon the Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(bb)    The Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith, except as set forth in the Prospectus;

(cc)    Except as disclosed in the Registration Statement, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd)    Ernst & Young LLP, the independent auditors of the Company and its subsidiaries are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretation and rulings;

(ee)    The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Certain United States Federal Income Tax Considerations” and “Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(ff)    The Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon (except where the failure so to file or pay, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect); and no tax deficiency has been asserted against the Company, nor to the Company’s knowledge is there any basis for the assertion of any tax deficiency which if determined adversely to the Company, is reasonably likely to result in a Material Adverse Effect;

(gg)    The Company and its subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts deemed reasonable and adequate for their business, including, but not limited to, insurance covering real and personal property owned or leased by them against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(hh)    Except as disclosed in the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company has not entered into any transaction with any person which would be required to be disclosed under Item 404 of the Commission’s Regulation S-K if the Company were required to make filings with the Commission;

(ii)    Except as otherwise disclosed in the Prospectus, as of the date thereof no extension of credit has been made by the Company to an executive officer or director of the Company;

(jj)    Except with respect to the Representative or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale of the Shares;

(kk)    The financial statements of the Company and its subsidiaries, together with the related notes, set forth in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout all periods; the supporting financial statement schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and no other financial statements or financial statement schedules are required to be included in the Registration Statement or Prospectus; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and any information in the audited financial statements and interim unaudited financial statements included in the Registration Statement and the Prospectus that is not in compliance with generally accepted accounting principles has been reconciled with information that is in compliance with generally accepted accounting principles pursuant to the requirements of Regulation G under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ll)    Except as disclosed in the Registration Statement, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s Chief Executive Officer and its Principal Financial Officer by others within those entities, and such disclosure controls and procedures are effective in timely alerting them of material information relating to the Company that is required to be disclosed in the Company’s filings under the Exchange Act; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weakness in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and

(mm)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.

2.    On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to                      Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative on behalf of the Underwriters to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by the Representative on behalf of the Underwriters of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a)    The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause any certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on                     , 2005 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Sutherland Asbill & Brennan LLP, 1114 Avenue of the Americas, 40th Floor, New York, New York 10036 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at             p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 497(h) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction if the Company receives notice thereof, of the initiation or threatening of any proceeding for any such purpose if the Company receives notice thereof, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)    Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon an Underwriter’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Upon notice from the Company to the Representative of the need under applicable law for any amendment or supplement to the Registration Statement or the Prospectus, the Underwriters shall cease using the Prospectus until it is so amended or supplemented;

(d)    To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Stock or any securities convertible into or exercisable or exchangeable for Stock, or filing any registration statement under the Act with respect to any of the foregoing other than in connection with a stock purchase, asset purchase, merger, consolidation, or other business combination, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (C) any issuances of options or grants of restricted stock under the Company’s option plans and stock incentive plans as are described in the Prospectus; (D) the registration and sale of securities pursuant to that certain Registration Rights Agreement dated as of June 22, 2004 by and between the Company and JMP Securities LLC or (E) any shares of Stock issued pursuant to the Company’s dividend reinvestment plan. Notwithstanding the foregoing, if (i) during the last 17 days of the lock-up period provided for in this Section 5(e), the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the lock-up period provided for in this Section 5(e), the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(f)    To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available (including through the Commission’s EDGAR database) to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)    During a period of two years from the effective date of the Registration Statement, to furnish to the Underwriters (including through the Commission’s EDGAR database) copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i)    To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”);

(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)    To use its best efforts to qualify to be treated as a “regulated investment company” under Subchapter M of the Internal Revenue Code on or prior to January 1, 2006 provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated;

(m)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

6.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred by the Company in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 497(h) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b)    Sutherland Asbill & Brennan LLC, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Ropes & Gray LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex I-A hereto and their negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representative to the effect set forth in Annex I-B hereto;

(d)    Venable LLP, special Maryland counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex II hereto;

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in Annex III hereto;

(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)    The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(i)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the persons identified in Annex IV hereto, substantially to the effect set forth in Annex ___ hereof in form and substance satisfactory to the Representative;

(j)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)    The Company shall have furnished to the Representative a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

i.	The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

ii.	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

iii.	Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto) and since the date of the Prospectus, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

8.    (a)    The Company agrees to indemnify, defend and hold harmless (i) each Underwriter, (ii) each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, and employees of any person referred to in clauses (i) and (ii), (any person referred to in clause (i), (ii), and (iii) may hereinafter be referred to as an “Underwriter Indemnitee”), to the fullest extent that is lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses and other liabilities (the “Liabilities”), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Underwriter Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be liable in any such case insofar as such Liabilities arise out of or are based upon (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter Indemnitee furnished to the Company by any Underwriter in writing expressly for use therein or (y) any untrue statement or alleged untrue statement contained in or omission or alleged omission in the Preliminary Prospectus if a copy of the Prospectus was not sent or given to the person asserting any such Liabilities at or prior to the written confirmation of the sale of the Shares, and the untrue statement or alleged untrue statement contained in or omission or alleged omission in the Preliminary Prospectus was corrected in the Prospectus or in an amendment or supplement to the Prospectus unless the failure to deliver the Prospectus was a result of noncompliance of the Company with its obligations under this Agreement. The Company shall notify an Underwriter Indemnitee promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or such Underwriter Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter Indemnitee.

(b)    The Company agrees to indemnify, defend and hold harmless the Underwriter Indemnitees to the fullest extent that is lawful, from and against any Liabilities insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or (y) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase or (z) otherwise arises out if or is based upon the Directed Share Program, provided that, subject to applicable provisions of the Investment Company Act, the Company shall not be liable for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the willful misfeasance, bad faith or gross negligence of JMP Securities LLC in conducting the Directed Share Program.

(c)    Each Underwriter agrees to indemnify, defend and hold harmless (i) the Company, (ii) each person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors and employees of any person referred to in clauses (i) and (ii) to the same extent as the foregoing indemnity from the Company to each Underwriter Indemnitee, but only with respect to Liabilities which arise out of or are based upon untrue statements or omissions of material fact or alleged untrue statements or omissions of material fact made in reliance upon and in conformity with information relating to an Underwriter Indemnitee furnished to the Company by any Underwriter in writing expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto.

(d)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Party”), shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding as they are incurred. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable period of time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party, in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any necessary local counsel), for all such Indemnified Parties, which firm shall be designated, in the case of Underwriter Indemnitees, in writing by those Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control persons of the Company as shall be designated in writing by the Company. The Indemnifying Parties shall pay the reasonable fees and expenses of such separate counsel as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(e)    If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party(ies) on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party(ies), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any Liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(f)    The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 8(d) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public were initially offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve that party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent any party is materially prejudiced by the failure to give such notice. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The Underwriters’ obligations in Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)    The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)    The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto.

9.    (a)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in their discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notify the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or supplement to the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.    If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.    In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to:

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111-2713

Attention: [                    ]

and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.    This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

16.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[The Remainder Of This Page Is Intentionally Blank]

If the foregoing is in accordance with the understanding of the Representative, please sign and return to us one original for each of the Company and the representative, plus one for each counsel, counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Accepted as of the date hereof:

JMP SECURITIES LLC

By:
JMP Securities LLC

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
JMP Securities LLC
Ferris, Baker Watts Incorporated

Total

ANNEX I-A

Exhibit A

Status in Foreign Jurisdictions

Entity	Jurisdiction	Status

ANNEX I-B

ANNEX II

ANNEX III

Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

ANNEX IV

Persons Subject to Section 7(i)